Exhibit 10.1

AMENDMENT OF EMPLOYMENT AGREEMENT

Amendment of Employment Agreement dated effective April 10, 2018 (the “Amendment”) by and between Condor Hospitality Trust, Inc., a Maryland corporation (the “Company”) and J. William Blackham (the “Executive”).

WHEREAS, the Company and the Executive entered into an employment agreement dated effective March 2, 2015, and amended September 1, 2016 and June 28, 2017 (the “June 28, 2017 Amendment”) (collectively, the “Employment Agreement”);

WHEREAS, the Company and the Executive desire to further amend the Employment Agreement as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the promises, covenants, conditions, and obligations thereafter set forth, the parties hereto agree as follows:

1. AMENDMENT OF EMPLOYMENT AGREEMENT Base Salary. The base salary for Executive commencing with fiscal year 2018 shall be $400,000 per year.

2. Share Price Performance Equity Awards.  With respect to the stock market price targets set forth in the June 28, 2017 Amendment, the stock market price targets are deemed achieved to the extent of the value received per share of common stock by shareholders in connection with a Change of Control as defined in the Employment Agreement, with the payout to be cumulative for each level of the stock market price targets achieved with such value, and with the payout to be prorated for the portion of the value above a stock market price target but below the next stock market price target.

3. Definitions. Terms not otherwise defined herein are as defined in the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment, which may be executed in one or more counterparts, all of which shall be deemed to be one and the same, to be duly executed and the Employment Agreement to be amended as of the date and year second above written.

Condor Hospitality Trust, Inc.

/s/ J. William Blackham	By	/s/ James H. Friend
J. William Blackham	James H. Friend
Chairman, Board of Directors of
Condor Hospitality Trust, Inc.